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                          EXPENSE LIMITATION AGREEMENT
                                 Amendment No. 1

                                February 1, 2004

The Expense Limitation Agreement dated May 1, 2003 (the "Agreement") by and between SUN CAPITAL ADVISERS TRUST (the "Trust"), on behalf of its series listed on Schedule A (each a "Fund" and collectively the "Funds") and SUN CAPITAL ADVISERS, INC. (the "Adviser") is hereby amended as follows:

     WHEREAS, the Trust has re-designated the outstanding shares of the Funds as "Initial Class" shares, and

     WHEREAS, the Trust has registered a new class of shares of the Funds, designated as "Service Class" shares, and

     WHEREAS, the Service Class shares of each Fund differ from the Initial Class shares of each Fund in that the Service Class shares bear a distribution and services fee under Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust and the Adviser desire to establish a fee waiver and expense limitation arrangement relating to the Service Class of each Fund; and

     WHEREAS, the Adviser has agreed to waive its advisory fees and reimburse the Funds for ordinary operating expenses so that the total operating expenses for the Initial Class and Service Class of each Fund will not exceed the percentage of average daily net assets set forth on Schedule A (such percentage as applicable to each class of each Fund is referred to herein as the "Expense Limitation");

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

     1. Section 1 of the Agreement is replaced in its entirety with the following:

1. Term. The Adviser agrees to waive its advisory fees and to reimburse each Fund listed on Schedule A for its ordinary operating expenses for a period from the date of this Amendment to April 30, 2004 (the "Initial Term"), and unless and until earlier terminated as provided in Section 2 of the Agreement, for successive 12-month periods (each a "Subsequent Period"), to the extent necessary so that the total operating expenses (as defined in Section 4 of the Agreement) of the Initial Class and Service Class of such Fund during such

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     period do not exceed the Expense Limitation set forth on Exhibit A.

2. Schedule A is replaced in its entirety with the amended Schedule A attached hereto.


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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the
Agreement to be executed in duplicate by their respective officers as of the day and year first above written.

                                        SUN CAPITAL ADVISERS TRUST
                                        On behalf of its Series,

                                        Sun Capital All Cap Fund
                                        Sun Capital Investment Grade Bond Fund
                                        Sun Capital Money Market Fund
                                        Sun Capital Real Estate Fund
                                        SC Alger Growth Fund
                                        SC Alger Income & Growth Fund
                                        SC Alger Small Capitalization Fund
                                        SC Davis Financial Fund
                                        SC Davis Venture Value Fund
                                        SC Neuberger Berman Mid Cap Growth Fund
                                        SC Neuberger Berman Mid Cap Value Fund
                                        SC Value Equity Fund
                                        SC Value Managed Fund
                                        SC Value Mid Cap Fund
                                        SC Value Small Cap Fund
                                        SC Blue Chip Mid Cap Fund
                                        SC Investors Foundation Fund
                                        SC Select Equity Fund


Attest:                                   By:
        ------------------------------        ----------------------------------
Name:  Maura A. Murphy                    Name:  James M.A. Anderson
                                          Title: President, Chief Executive
                                                 Officer and Trustee


                                          SUN CAPITAL ADVISERS, INC.


                                          By:
                                              ----------------------------------
                                          Name:  James F. Alban
                                          Title: Chief Financial Officer


                                          By:
                                              ----------------------------------
                                          Name:  Maura A. Murphy
                                          Title: Secretary

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                                   SCHEDULE A

                                             EXPENSE CAP
                                          -----------------
                                          Initial   Service
                FUND                       Class     Class
---------------------------------------   -------   -------
Sun Capital All Cap Fund                     0.90%     1.15%
Sun Capital Investment Grade Bond Fund       0.75%     1.00%
Sun Capital Money Market Fund                0.65%    0.875%
Sun Capital Real Estate Fund                 1.25%     1.50%
SC Alger Growth Fund                         0.90%     1.15%
SC Alger Income & Growth Fund                0.80%     1.05%
SC Alger Small Capitalization Fund           1.00%     1.25%
SC Davis Financial Fund                      0.90%     1.15%
SC Davis Venture Value Fund                  0.90%     1.15%
SC Neuberger Berman Mid Cap Growth Fund      1.10%     1.35%
SC Neuberger Berman Mid Cap Value Fund       1.10%     1.35%
SC Value Equity Fund                         0.90%     1.15%
SC Value Managed Fund                        0.90%     1.15%
SC Value Mid Cap Fund                        1.00%     1.25%
SC Value Small Cap Fund                      1.00%     1.25%
SC Blue Chip Mid Cap Fund                    1.00%     1.25%
SC Investors Foundation Fund                 0.90%     1.15%
SC Select Equity Fund                        0.90%     1.15%